UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 11, 2006, Citigroup announced that Robert Druskin, 59, President and Chief Executive Officer of Citigroup Corporate and Investment Banking (CIB), has been named Chief Operating Officer of Citigroup, reporting to Chairman and Chief Executive Officer Chuck Prince, and will join Mr. Prince and Robert E. Rubin, Director and Chairman of the Executive Committee, as a member of the Office of the Chairman. Mr. Druskin will remain the CIB’s Chief Executive Officer and also become its Chairman. Mr. Druskin’s appointments will be effective January 1, 2007.

Mr. Druskin has held senior level positions with Citigroup or predecessor affiliates for more than fifteen years. In September 2000, Mr. Druskin became Chief Operations and Technology Officer for Citigroup. In August 2002, he was named President and Chief Operating Officer of CIB, and in December 2003, he was appointed Chief Executive Officer of CIB. Mr. Druskin is also a member of Citigroup’s Operating, Global Finance and Asset & Liability, Risk Management, Business Heads, and Management Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2006	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary